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                                                           EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-61101 of Hearst-Argyle Television, Inc. (successor to Argyle Television, Inc.) of our report dated February 26, 1998 (March 9, 1998 as to Note 16) appearing in the Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
October 6, 1998